Exhibit 10.2
WESTWOOD ONE, INC.
SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 29, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders (“Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).
WITNESSETH:
WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);
WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time to time the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the "Notes”; the holders of such Notes are the “Noteholders”);
WHEREAS, the Company has informed Agent and the Lenders that it has entered into a Stock Purchase Agreement, dated as of April 29, 2011 (the “Stock Purchase Agreement”), by and between the Company and Clear Channel Acquisition LLC (the “Purchaser”), pursuant to which, among other things, Purchaser will purchase from the Company all of the issued and outstanding Equity Interests of Metro Networks, Inc., a Delaware corporation (“Metro Network”) and SmartRoute Systems, Inc., a Delaware corporation (“SmartRoute”) and TLAC, Inc., a Delaware corporation (“TLAC”, and together with Metro Network and SmartRoute, collectively, the “Sold Entities”) held by the Company, but excluding the Excluded Assets (as defined in the Stock Purchase Agreement as in effect on the date hereof) which have been transferred, assigned and conveyed to the Company or an Affiliate of the Company (other than the Sold Entities) on or prior to the date hereof (the sale of the Sold Entities and the other transactions contemplated by the Stock Purchase Agreement, the “Traffic Sale Transaction”);
WHEREAS, the Traffic Sale Transaction is not permitted by various provisions of the Existing Credit Agreement and the Securities Purchase Agreement and the Company has requested that (a) the Noteholders and Agent and Lenders consent to the Traffic Sale Transaction, (b) the Lenders amend certain terms and provisions of the Existing Credit Agreement as more particularly provided herein, and (c) the Noteholders amend certain provisions of the Securities Purchase Agreement as more particularly provided in that certain Fifth Amendment to Securities Purchase Agreement (the “Fifth Notes Amendment”), dated as of April 29, 2011, by and between the Company and the requisite Noteholders; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Lenders are willing to agree to (a) consent to the Traffic Sale Transaction and release the Sold Entities, Metro Networks Communications, Inc., a Maryland corporation (“Metro Communications”), Metro Networks Services, Inc., a Delaware corporation (“Metro Services”), and Metro Networks Communications Limited Partnership, a Delaware limited partnership (“Metro LP”; Metro Network, SmartRoute, Metro Communications, Metro Services and Metro LP are collectively, the “Traffic Subsidiaries”) from the Guaranty, and (b) amend such provisions of the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Lenders party hereto agree as follows:
1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows (the “Credit Agreement Amendment”):
(a) Section 2.4(e)(ii) of the Existing Credit Agreement is hereby amended by (i) replacing the phrase “Subject to Section 2.4(e)(v)” with the phrase “Subject to Section 2.4(e)(v) and Section 6.8” and (ii) replacing the phrase “but excluding sales or dispositions permitted pursuant to clauses (a) (subject to the dollar basket set forth in clause (a)), (b) and (c) of Section 6.8)” with the phrase “but excluding the Traffic Sale Transaction and sales or dispositions described in clause (a) (subject to the dollar basket set forth therein) of Section 6.8”).
(b) Section 5.2(a) of the Existing Credit Agreement is hereby amended by deleting the phrases “Section 7,” and “Section 6.9” set forth therein.
(c) Section 5.11 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.11 [RESERVED]
(d) Section 6.2 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
6.2. Merger, Consolidation, Etc.
Except for the Traffic Sale Transaction, the Borrower shall not, nor shall it permit any Subsidiary to, consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless:

(a) if the Borrower or such Subsidiary is not the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Borrower or such Subsidiary as an entirety, as the case may be, such successor, survivor or Person, as applicable, is a corporation, limited liability company or limited partnership organized under and existing under the laws of the United States or any state thereof (including the District of Columbia), and:
(i) in the case of any such transaction involving the Borrower, such corporation, limited liability company or limited partnership shall, on a consolidated basis with each other Subsidiary of such corporation, limited liability company or limited partnership obligated in respect of the Obligations, (A) be solvent or (B) no more insolvent than the extent to which the Borrower and its Subsidiaries were insolvent immediately prior to giving effect to such transaction;
(ii) in the case of any such transaction involving a Subsidiary, such corporation, limited liability company or limited partnership shall, on a consolidated basis with the Borrower and its other Subsidiaries, (A) be solvent or (B) be no more insolvent than the extent to which the Borrower and its Subsidiaries were insolvent immediately prior to giving effect to such transaction;
(iii) such corporation or limitated liability company or limited partnership: shall have executed and delivered to Agent and Lenders its assumption of the due and punctual performance and observance of each covenant and condition of (A) this Agreement and the applicable Loan Documents to which the Borrower is a party in the case of any such transaction involving the Borrower, and (B) the Guaranty and the applicable Loan Documents to which such Subsidiary is a party in the case of any such transaction involving a Subsidiary Guarantor (which assumption shall, in each case, be satisfactory in form and substance to Agent); and
(iv) in the case of any such transaction involving the Borrower, such corporation, limited liability company or limited partnership shall have caused to be delivered to Agent and Lenders an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to Required Lenders in customary form (and subject to customary exceptions and qualifications), to the effect that all agreements or instruments effecting such assumption have been duly authorized and executed, do not result in conflicts and are enforceable in accordance with their terms; and
(b) in the case of any such transaction involving the Borrower, each Sponsor Guarantor shall have reaffirmed its obligations under the Sponsor Guaranty and Put Agreement, and each Guarantor (to the extent in existence following such transaction) shall have reaffirmed its obligations under the Guaranty; and
(c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(e) Section 6.3 of the Existing Credit Agreement is hereby amended by deleting the word “and” immediately following clause (f) thereof, by deleting the period at the end of clause (g) thereof and inserting “; and” in lieu thereof and inserting a new clause (h) to read as follows:
(h) other Indebtedness of the Borrower and its Subsidiaries to any Person, so long as such Indebtedness is subordinated to the Secured Obligations (as defined in the Amended and Restated Intercreditor and Collateral Trust Agreement as such agreement is defined in the New Senior Note Agreement) if any New Senior Notes remain outstanding on terms substantially similar (as reasonably determined in good faith by the Borrower) to the terms upon which the obligations of the Borrower in respect of the Term Loan are subordinated to the Secured Obligations (as defined in the Amended and Restated Intercreditor and Collateral Trust Agreement as such agreement is defined in the New Senior Note Agreement) pursuant to the Subordination Agreement;
(f) Section 6.4 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) deleting the period and the end of clause (k) thereof and inserting “; and” in lieu thereof, and (iii) inserting the following new clause (l) at the end thereof to read as follows:
(l) other Liens securing Indebtedness permitted by Section 6.3(h), provided that, if any New Senior Notes remain outstanding, such Liens are subordinated in right of priority to the Liens on the Collateral (as defined in the New Senior Note Agreement) granted in favor of the Collateral Trustee (as defined in the New Senior Note Agreement) for the benefit of itself and the holders of the New Senior Notes pursuant to the terms of the Security Documents (as defined in the New Senior Note Agreement).
(g) Section 6.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.5. [RESERVED]
(h) Section 6.8 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.8. Limitation on Sale of Assets.
Except for the Traffic Sale Transaction (which, for the avoidance of doubt, shall not be a Disposition for purposes hereof), the Borrower will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transer or otherwise dispose of any of its property, business or assets (including, without limitation, notes receivables, account receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue, sell or otherwise dispose of (including, without limitation, by way of a merger or consolidation) any of such Subsidiary’s Equity Interests to any Person other than the Borrower or any wholly owned Subsidiary (any such conveyance, sale, lease, assignment, transfer or other disposition is hereinafter referred to as a “Disposition”), unless:

(a) the aggregate purchase price payable and/or other consideration in connection with any Disposition by the Borrower and/or any Subsidiary, together with the aggregate purchase price paid and/or other consideration in connection with all other Dispositions made during the period of 365 days ending on (and including) the date of such Disposition, does not exceed $250,000; or
(b) (i) to the extent the net book value of all properties or assets of the Borrower and its Subsidiaries that are the subject of a Disposition at any time, when combined with the aggregate net book value of all properties or assets of the Borrower and its Subsidiaries that were the subject of Dispositions (other than the Traffic Sale Transaction) made prior to such time and after the Sixth Amendment Effective Date, is less than or equal to 33% of Consolidated Total Assets determined as of the Sixth Amendment Effective Date (after giving effect to the Traffic Sale Transaction), the Borrower applies 80% of the Net Cash Proceeds from such Disposition first, to prepay Senior Debt (as defined in the Subordination Agreement) and second, to the extent such Senior Debt (as defined in the Subordination Agreement) has been or is concurrently paid in full (other than (A) contingent indemnification obligations and reimbursement claims in respect of which no claim for payment has been asserted in writing by the Person holding such claim and (B) Noteholder Subrogation Rights, as defined in the WFF Subordination Agreement), in accordance with Section 2.4(e)(ii) hereof, or (ii) to the extent the aggregate net book value of all properties or assets of the Borrower and its Subsidiaries that are the subject of such Disposition, when combined with the aggregate net book value of all properties or assets of the Borrower and its Subsidiaries that were the subject of Dispositions (other than the Traffic Sale Transaction) prior to such time and after the Sixth Amendment Effective Date, exceeds 33% of Consolidated Total Assets determined as of the Sixth Amendment Effective Date (after giving effect to the Traffic Sale Transaction), either (x) such Disposition is made solely in consideration for the payment of cash or Cash Equivalents, and the Borrower applies 100% of the Net Cash Proceeds from such Disposition first, to prepay Senior Debt (as defined in the Subordination Agreement) and second, to the extent such Senior Debt (as defined in the Subordination Agreement) has been or is concurrently paid in full (other than (A) contingent indemnification obligations and reimbursement claims in respect of which no claim for payment has been asserted in writing by the Person holding such claim and (B) Noteholder Subrogation Rights, as defined in the WFF Subordination Agreement), in accordance with Section 2.4(e)(ii) hereof, or (y) simultaneously with such Disposition the Borrower pays all principal, interest and other amounts owing in respect of the New Senior Note Agreement, the New Senior Notes and the other Financing Documents (as defined the New Senior Note Agreement), and applies 100% of the Net Cash Proceeds from such Disposition that are not applied to the payment of principal, interest and other amounts owing in respect of the New Senior Note Agreement, the new Senior Notes and the other Financing Documents in accordance with Section 2.4(e)(ii) hereof.

(i) Section 6.9 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.9. [RESERVED]
(j) Section 6.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.13. [RESERVED]
(k) Section 6.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.14. [RESERVED]
(l) Article 7 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
7. [RESERVED]
(m) Clause (c) of Article 8 of the Existing Credit Agreement is hereby amended by replacing the phrase “Section 5.9, 6 or 7” set forth therein with the phrase “Section 5.9 or Section 6”.
(n) Article 8 of the Existing Credit Agreement is hereby amended by amending and restating clauses (j) and (k) thereof in their entirety to read as follows:
(j) [reserved]; or
(k) [reserved]; or
(o) Article 8 of the Existing Credit Agreement is hereby amended by amending and restating clause (n) thereof in its entirety to read as follows:
(n) [reserved].
(p) Schedule 1.1 to the Existing Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
“Consolidated Total Assets” means, as of any date of determination, all assets of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Disposition” has the meaning set forth in Section 6.8.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of April 29, 2011, by and among the Borrower, Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” means April 29, 2011.
“Traffic Sale Transaction” has the meaning set forth in the Sixth Amendment.
(q) Schedule 1.1 to the Existing Credit Agreement is hereby further amended by amending and restating the definition of the term “Sponsor Guaranty and Put Agreement” set forth therein in its entirety as follows:
“Sponsor Guaranty and Put Agreement” means that certain Guaranty (With Put Option) dated as of the Closing Date and made by Sponsor Guarantors in favor of Agent for the benefit of the Lender Group in the form of Exhibit 3.1(c)(v), as amended by that certain Amendment No. 1 to Guaranty (With Put Option) dated as of the Third Amendment Effective Date among Sponsor Guarantors and Agent.
(r) Schedule 6.5(d), Schedule 6.5(e) and Schedule 6.8(e) of the Existing Credit Agreement are hereby deleted in their entirety.
(s) Exhibit C-1 to the Existing Credit Agreement (Form of Compliance Certificate) is hereby amended by amending and restating clause (a) of Section 1 thereof in its entirety as follows:
(a) The Borrower [is/is not] in compliance with the requirements of Section 6.3 through Section 6.6 as of the date of the balance sheet included in the financial statements being furnished to Agent pursuant to [Section 5.1(b)] [Section 5.1(c)] that this Compliance Certificate accompanies.
2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective when (and no provision of this Amendment shall be effective until) each of the following conditions has been satisfied:

(a) Agent shall have received a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and each Lender;
(b) Agent shall have received a copy of the fully executed Fifth Notes Amendment in form and substance reasonably satisfactory to Agent and each Lender (such satisfaction to be evidenced by the execution and delivery of this Amendment by Agent and each Lender), a true, correct and complete copy of which is attached hereto as Exhibit A), which, among other things, provides the consent of Required Holders (as defined in the Securities Purchase Agreement) to the Sixth Amendment, and provides that Agent and Lenders are intended third party beneficiaries to such consent to the Sixth Amendment;
(c) Agent shall have received a fully executed copy of the Stock Purchase Agreement in form and substance reasonably satisfactory to Agent and each Lender (such receipt and satisfaction to be evidenced by the execution and delivery of this Amendment by Agent and each Lender), a true, correct and complete copy of which is attached hereto as Exhibit B);
(d) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the date hereof;
(e) the Company shall consummate the Traffic Sale Transaction on the Effective Date substantially concurrently with the execution of this Amendment pursuant to and in accordance with the terms of the Stock Purchase Agreement;
(f) to the extent a Noteholder has executed that certain letter agreement, dated as of the Effective Date, waiving the 5 day notice period in connection with any optional prepayment of the Notes pursuant to Section 7.3 of the Securities Purchase Agreement (the “Notes Prepayment Notice Waiver”), payment shall have been made to each such Noteholder (other than Gores Radio Holdings and its Affiliates) by wire transfer of immediately available funds of the entire outstanding principal amount of the Notes held by each such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts (as defined in the Securities Purchase Agreement) in respect thereof) and all interest on such Notes accrued to the date of payment thereof substantially concurrently with the consummation of the Traffic Sale Transaction; and
(g) all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Lenders (such satisfaction to be evidenced by the execution and delivery of this Amendment by the each Lender).
The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
3. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agent and Lenders that:

(a) The execution and delivery by the Company and each other Loan Party of this Amendment, and the performance by the Company and each other Loan Party of the Credit Agreement, this Amendment and the Fifth Notes Amendment (i) are within the Company’s and each such other Loan Party’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s or any other Loan Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company, any other Loan Party or any Subsidiary; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company, any other Loan Party or any of their respective Subsidiaries is a party or by which the Company, any other Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.
(b) This Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment constitutes, a legal, valid and binding obligation of the Company and each other Loan Party, enforceable against the Company and each other Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) A true, complete and correct copy of the Fifth Notes Amendment is attached hereto as Exhibit A and the Effective Date (as defined therein) has occurred.
(d) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(e) The representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
(f) Other than (i) payment of the reasonable fees, charges and disbursements of Conway, Del Genio, Gries & Co., LLC and counsel to the Noteholders, in each case incurred in connection with the Fifth Notes Amendment, and (ii) the requirement that the Notes be prepaid with the Pay-Down Amount (as defined below), no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender, noteholder and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Fifth Notes Amendment.

4. Agreement to Pay-Down. The Company shall (a) substantially concurrently with the consummation of the Traffic Sale Transaction on the Effective Date, (i) exercise its option under Section 7.3 of the Securities Purchase Agreement to prepay the entire outstanding principal amount of the Notes (other than the Notes held by Gores Radio Holdings and its Affiliates) and all interest on such Notes accrued to the date of payment thereof (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts (as defined in the Securities Purchase Agreement) and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee (as defined in the Securities Purchase Agreement) (the “Pay-Down Amount”) and (ii) pay or cause to be paid to each such Noteholder that has executed the Notes Prepayment Notice Waiver on the Effective Date the entire outstanding principal amount of the Notes held by such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts in respect thereof) and all interest on such Notes accrued to the date of payment thereof and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee (as defined in the Securities Purchase Agreement)), and (b) shall pay to each Noteholder (other than Gores Radio Holdings and its Affiliates) that has not executed the Notes Prepayment Notice Waiver on the fifth day following the Effective Date the entire outstanding principal amount of the Notes held by such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts in respect thereof) and all interest on such Notes accrued to the date of payment thereof and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee (as defined in the Securities Purchase Agreement)).
5. Consent to Traffic Sale Transaction. Effective as of the Effective Date, Agent and Required Lenders hereby consent to the Traffic Sale Transaction pursuant to and in accordance with the terms of the Stock Purchase Agreement, including, without limitation, the sale of the Purchased Assets from the Company to Purchaser and the transactions contemplated by the Stock Purchase Agreement.
6. Release of Traffic Subsidiaries from Guaranty. Effective as of the Effective Date, each of the Traffic Subsidiaries is hereby released from all liabilities or obligations under the Guaranty. The Guaranty shall remain in full force and effect with respect to each Guarantor other than the Traffic Subsidiaries.
7. Effect of Amendment. Except as expressly set forth herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires. It is understood that, to the extent the consent of Agent and Lenders is required by the Subordination Agreement or the Credit Agreement for the prepayment of the Notes or the execution, delivery and performance of the Fifth Notes Amendment, Agent and Lenders hereby consent to the prepayment of the Notes with the proceeds of the Traffic Sale pursuant to Section 4 of the Fifth Notes Amendment as in effect on the date of this Amendment.

8. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.
(a) By executing this Amendment each of the Subsidiary Guarantors (other than the Traffic Subsidiaries) acknowledges and confirms that (i) the Guaranty continues in full force and effect notwithstanding this Amendment and (ii) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment and except for the release of the Traffic Subsidiaries from the Guaranty specifically provided in Section 6 of this Amendment.
(b) By executing this Amendment each of the Sponsor Guarantors consents to the execution and delivery of this Amendment by each party hereto and acknowledges and confirms that (i) the Sponsor Guaranty and Put Agreement continues in full force and effect notwithstanding this Amendment and (ii) the indebtedness, liabilities and obligations of the Company and the other Loan Parties under the Credit Agreement, each other Loan Document and this Amendment constitute (A) indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement and (B) Guarantied Obligations (as defined in the Sponsor Guaranty and Put Agreement), and hereby reaffirms all of the terms and provisions and its obligations under the Sponsor Guaranty and Put Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of Agent and/or any of the Lenders created by or contained in the Sponsor Guaranty and Put Agreement or any of the other Loan Documents nor is any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein. In order to induce Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby represents and warrants to Agent and Lenders, as of the date hereof and after giving pro forma effect to the transactions contemplated hereby, (i) that each of the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof), was true and correct in all material respects when made, and is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), (ii) that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) or other Trigger Event (as defined in the Sponsor Guaranty and Put Agreement) has occurred and is continuing as of the date hereof, (iii) that to the knowledge of the Sponsor Guarantors, there are no defenses relating to the enforcement of the Sponsor Guaranty and Put Agreement which may now or anytime hereafter be available to it, (iv) that no “Trigger Event” (as defined in the Third Amended and Restated Agreement of Limited Partnership of Gores Capital Partners II, L.P.) has occurred as of the date hereof, (v) that the execution and delivery by each Sponsor Guarantor of this Amendment (A) is within each Sponsor Guarantor’s power and authority, (B) has been duly authorized by all necessary limited partnership and limited liability company action, (C) is not in contravention of any provision of any Sponsor Guarantor’s limited partnership agreement or other organizational documents, (D) do not violate any law or regulation or any order or decree of any Governmental Authority applicable to any Sponsor Guarantor, (E) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Sponsor Guarantor is a party or by which any Sponsor Guarantor or any of its respective property is bound, (F) does not result in the creation or imposition of any Lien upon the property of any Sponsor Guarantor, and (G) except for such consents or approvals as have already been obtained, does not require the consent or approval of any Governmental Authority or any other Person, and (vi) that this Amendment has been duly executed and delivered by each Sponsor Guarantor and constitutes a legal, valid and binding obligation of each Sponsor Guarantor, enforceable against each Sponsor Guarantor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights and remedies in general or by general principles of equity.
9. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.

(b) Company, each Subsidiary Guarantor and each Sponsor Guarantor warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:
SEC. 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Company, each Subsidiary Guarantor and each Sponsor Guarantor hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 9. In connection with the foregoing waiver and relinquishment, Company, each Subsidiary Guarantor and each Sponsor Guarantor acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Company, each Subsidiary Guarantor and each Sponsor Guarantor to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 9. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.
(c) Each of Company, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
11. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.
12. Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.

13. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
14. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
15. Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
16. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President and CFO

GUARANTORS: METRO NETWORKS COMMUNICATIONS, INC. METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP
By:	METRO NETWORKS COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS — NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	Authorized Signatory

Signature Page to Sixth Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER: WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Amelie Yehros
	Name:	Amelie Yehros
	Title:	SVP

Signature Page to Sixth Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Senior Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Senior Vice President
Signature Page to Sixth Amendment to Credit Agreement

Exhibit A
Fifth Notes Amendment (see attached)
See Exhibit 10.1

Exhibit B
Stock Purchase Agreement (see attached)
See Exhibit 2.1